UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2014

          WORTHINGTON INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	1-8399 (Commission File Number)	31-1189815 (IRS Employer Identification No.)

200 Old Wilson Bridge Road, Columbus, Ohio (Address of principal executive offices)	43085 (Zip Code)
Registrant’s telephone number, including area code: (614) 438-3210

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

Management of Worthington Industries, Inc. (the “Registrant”) conducted a conference call on March 27, 2014, beginning at approximately 1:30 p.m., Eastern Daylight Savings Time, to discuss the Registrant’s unaudited financial results for the third quarter of fiscal 2014 (the fiscal quarter ended February 28, 2014).  Additionally, the Registrant’s management addressed certain issues related to the outlook for the Registrant and its subsidiaries and their markets for the coming months.  A copy of the transcript of the conference call is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 2.02 and Exhibit 99.1 furnished with this Current Report on Form 8-K, is being furnished pursuant to Item 2.02 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, unless the Registrant specifically states that the information is to be considered “filed” under the Exchange Act or incorporates the information by reference into a filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

In the conference call, management referred to earnings per share excluding restructuring charges.  This represents a non-GAAP financial measure and is used by management as a measure of operating performance.  Earnings per share excluding restructuring charges is calculated by subtracting the after-tax impact of restructuring and other income from net earnings attributable to controlling interest, and dividing the result by the average diluted common shares for the period.  The difference between the GAAP-based financial measure of earnings per share attributable to controlling interest of $0.57 and the earnings per share excluding restructuring charges non-GAAP financial measure of $0.58 for the fiscal quarter ended February 28, 2014, as mentioned in the conference call, is outlined below (per share).

Diluted earnings per share attributable to controlling interest	$ 0.57
Restructuring and other income (net of taxes)	0.01
Adjusted diluted earnings per share attributable to controlling interest	$ 0.58

In the conference call, management also referred to free cash flow.  This represents a non-GAAP financial measure and is used by management as a measure of operating performance. Free cash flow is calculated by subtracting investment in property, plant and equipment (capital expenditures) and dividends paid from net cash provided by operating activities.  The difference between the GAAP-based financial measure of net cash provided by operating activities of $96.8 million and the free cash flow non-GAAP financial measure of $64.5 million for the fiscal quarter ended February 28, 2014, as mentioned in the conference call, is outlined below (in thousands).

Net cash provided by operating activities	$ 96,824
Less: Capital expenditures	21,743
Less: Dividends paid	10,545
Free cash flow	$ 64,536

Item 9.01.   Financial Statements and Exhibits.

(a) through (c):  Not applicable.

(d) Exhibits:

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Transcript of Worthington Industries, Inc. Earnings Conference Call for Third Quarter of Fiscal 2014 (Fiscal Quarter ended February 28, 2014), held on March 27, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORTHINGTON INDUSTRIES, INC.

Date: April 1, 2014	By: /s/ Dale T. Brinkman
Dale T. Brinkman, Vice President –
Administration, General Counsel and
Secretary